EXHIBIT 99.1

    COLLECTORS UNIVERSE REPORTS METRICS FOR SECOND QUARTER AND FIRST HALF OF
                                FISCAL YEAR 2006

NEWPORT BEACH, Calif., Jan. 19 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles and diamonds, today reported its unit performance metrics for second fiscal quarter of 2006. The Company reports the number of units which it authenticates, grades and ships, on a quarterly basis, for coins, sports cards, autographs, stamps, currency and diamonds which comprise its principal authentication and grading markets. The Company's brands in those markets include: Professional Coin Grading Service (PCGS) for coins, Professional Sports Authenticator (PSA) for sportscards, PSA/DNA Authentication Services (PSA/DNA) for autographs, Professional Stamp Experts (PSE) for stamps, PCGS Currency for paper money, and Gem Certification & Appraisal Lab (GCAL) for diamonds.

Total Units

Total units authenticated and graded declined slightly by 3% to 679,000 units in the quarter ended December 31, 2005 from 698,000 units in the quarter ended December 31, 2004. For the six month period ended December 31, 2005, total units authenticated and graded increased by 5% to 1,430,000 from 1,361,000 in the first half of fiscal year 2005.

PCGS Units

Coins authenticated and graded by PCGS decreased by approximately 15% in the second quarter of fiscal year 2006 to 357,000 units, or 53% of the aggregate units authenticated and graded, from 421,000 units in the same period in fiscal 2005. Coins authenticated and graded decreased by 5% to 752,000 or 53% of the aggregate units authenticated and graded, in the first half of fiscal year 2006 from 792,000 in the six month period ended December 31, 2004.

PSA Units

Sportscards authenticated and graded grew by approximately 9% to 275,000 units in the quarter ended December 31, 2005, or 40% of the aggregate units authenticated and graded, from 253,000 in the same period in fiscal 2005. For the first half of fiscal year 2006, sportscards authenticated and graded grew by 8% to 558,000, or 39% of the aggregate units authenticated and graded, from 518,000 in the six month period ended December 31, 2004.

PSA/DNA Units

Units authenticated by PSA/DNA increased by approximately 100% to 34,000 units, or 5% of the aggregate units authenticated, in the second quarter of fiscal year 2006 from 17,000 in the same period in fiscal year 2005. PSA/DNA units authenticated in the six month period ended December 31, 2005 grew 128% to 89,000, or 6% of the aggregate units authenticated, from 39,000 in the first half of fiscal year 2005.

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PSE Units

Stamps authenticated and graded remained unchanged at 7,000 units, or 1% of the aggregate units authenticated and graded in the second quarter of fiscal year 2006 as compared to the same amount of units graded and authenticated in the same period of fiscal year 2005. In the six month period ended December 31, 2005, stamps authenticated and graded increased 33% to 16,000, or 1% of the aggregate units authenticated and graded, from 12,000 in the first half of fiscal year 2005.

PCGS Currency Units

PCGS Currency authenticated and graded 5,000 units or 0.7% of the aggregate units authenticated and graded in the second quarter of fiscal year 2006. PCGS Currency began authenticating and grading currency in the third quarter of fiscal year 2005. In the first half of fiscal 2006, 14,000 currency units were authenticated and graded representing 1.0% of the aggregate units authenticated and graded.

GCAL Units

GCAL authenticated and graded 1,000 units or 0.1% of the aggregate units authenticated and graded in second quarter of fiscal year 2006. The Company acquired GCAL on November 7, 2005.

Chief Executive Officer of Collectors Universe, Michael Haynes commented, "The second quarter has historically been our most challenging quarter due to the normal seasonality in the collectibles industry. In addition, our coin grading business continued to be impacted by the loss of about 50% of the volume from our former top customer that occurred in the second half of 2005 due to a serious illness of the business owner. We are working diligently to recover coin unit volume with this large customer and in other areas of the coin market."

Haynes continued, "Unit volume in autographs showed strong growth and along with our sportscard market, is being supported by the expansion of our sports related business to include more modern products where we can attract unit volume at a modest average fee. Paper currency and diamonds are two new markets we recently entered and have no comparable volume from the prior year. We are especially focused on the potential of the diamond market and continue to dedicate the necessary time and resources needed for the growth of our newest and perhaps most promising business segment."

Joe Wallace, Chief Financial Officer of Collectors Universe, stated, "While we believe that units graded is a useful measure of our performance, it is important to recognize that increases or decreases in the number of units graded may not correlate proportionately to increases or decreases in revenues. It is also important to note that revenues are affected not only by the number, but also by the mix of units processed, the mix of services (in terms of "turn-around times") requested by customers and by average service fees per unit, among coins, sports cards and stamps. Generally, the prices for, and the revenues from, grading of collectible coins are higher than those for the grading of sports cards. In addition, prices for grading of collectible coins and sports cards vary depending on the "turn-around" time requested by our customers, with higher prices charged for faster turn-around times."

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About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps currency and diamonds. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps and diamonds. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

Forward Looking Information

This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Our financial performance in the future may differ, possibly significantly, from our current expectations about our future financial performance as set forth in the forward looking statements contained in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; the fact that five of our customers accounted for approximately 27% of our net revenues during fiscal 2005, which means that our operating result could decline if any of those customers were to terminate or significantly reduce the business that they conduct with us; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses or reduce our overall profitability or even cause us to incur losses; the risk that our strategy to expand into new collectibles and other high value asset markets, such as the diamond market, primarily through business acquisitions, will not be successful in enabling us to improve our profitability; and the risks that we will be unable to successfully integrate the businesses that we acquire into our operations, or that those businesses will not gain market acceptance, or that our business expansion may result in a costly diversion of management time and resources and increase our operating expenses and possibly cause us to incur losses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005 which we filed with the Securities and Exchange Commission on September 13, 2005 or the Quarterly Report on Form 10-Q for the fiscal first quarter ended September 30, 2005 which we filed with the Securities and Exchange Commission on November 9, 2005.

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Due to the above-described risks and uncertainties and those described in that
Annual Report, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

    Contacts

    Joe Wallace                      Ingrid Shieh
    Chief Financial Officer          Investor Relations
    Collectors Universe              The Piacente Group, Inc.
    949-567-1245                     212-481-3019
    Email: jwallace@collectors.com   Email: ingrid@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             01/19/2006
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1245, jwallace@collectors.com; or Investor Relations, Ingrid Shieh of The Piacente Group, Inc., +1-212-481-3019, ingrid@thepiacentegroup.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com /